Exhibit 99.1

News Release

2700 Lone Oak Parkway
Eagan MN 55121-1534
nwa.com
612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS FULL YEAR 2007 RESULTS

6.1 percent pre-tax margin best among U.S. network carriers

EAGAN, Minn. - (Jan. 29, 2008) – Northwest Airlines Corporation (NYSE: NWA) today reported a 2007 pre-tax profit of $764 million before reorganization items, a 154 percent improvement over its 2006 pre-tax income of $301 million before reorganization items.

For the fourth quarter 2007, Northwest reported a net loss of $8 million, or $0.03 cents per diluted share.  Results for the fourth quarter include a $14 million pre-tax loss associated with the sale of its remaining equity interest in Pinnacle Airlines.  Excluding this item, Northwest’s results were break-even for the fourth quarter of 2007.  In the fourth quarter of 2006, Northwest reported a $267 million net loss, or $3.06 per diluted share.

Doug Steenland, Northwest Airlines’ president and chief executive officer, said, “This marks our second consecutive year of profitability and the third highest pre-tax profit in Company history. Excluding reorganization items, Northwest’s 2007 results improved by $463 million over 2006 and over $2.1 billion when compared to 2005.  Our 2007 pre-tax margin of 6.1 percent is also the highest among the network carriers.  I want to recognize the hard work of our employees and management team for delivering these industry-leading results.”

Steenland added, “Our front-line employees and flight crews deserve great credit for running a very reliable airline during the peak travel periods in November and December, despite the significant winter weather challenges.  As a result of our employees’ efforts and commitment over the course of the year, the Company will have paid out to them $125 million in profit sharing, performance incentives and reliability payments.  This will be the highest employee incentives payout in Company history, nearly a 175 percent improvement over 2006.”

REVENUE IMPROVEMENTS

Northwest’s operating revenues for the fourth quarter rose to $3.1 billion, up 3.9 percent from last year.

Consolidated passenger revenue per available seat mile (RASM) increased by 4.8 percent versus the fourth quarter of 2006.  Excluding the impact of fresh-start accounting, consolidated RASM increased 5.9 percent on a 1.5 percent decrease in available seat miles (ASMs).  The RASM performance was driven by a 5.1 percent improvement in yield on a 0.6 percentage point improvement in load factor during the quarter.

“We saw unit revenue accelerate throughout the year as we continued to make disciplined capacity decisions.  We are confident that we can build on this solid performance in 2008.  In fact, our bookings remain strong across the system and we have seen no evidence of slowing demand,” said Tim Griffin, Northwest’s executive vice president marketing and distribution.

COST DRIVERS

Fourth quarter operating expenses were up $123 million, or 4.3 percent, year-over-year to $3.0 billion.  Excluding fuel costs, operating expenses were down by $6 million year-over-year. Also, excluding fuel costs and unusual items, Northwest’s fourth quarter unit costs per available seat mile (CASM) increased 5.1 percent versus the fourth quarter of 2006 primarily due to significantly reduced capacity, as well as higher profit sharing, employee incentive programs and certain non-cash emergence-related items.

For the full year 2007, CASM excluding fuel costs and unusual items decreased 2 percent versus 2006.

Northwest’s single largest expense continues to be fuel.  For the quarter, Northwest paid $2.35 per gallon of jet fuel, excluding taxes and before out of period hedge gains. This was nearly 42 cents, or 21.7 percent, higher than fourth quarter of 2006.

Northwest had previously hedged approximately 50 percent of its fuel exposure for the quarter using a combination of collars and swaps.

Northwest ended the quarter with $3.0 billion in unrestricted cash and $725 million in restricted cash.  This restricted cash balance includes $213 million placed in escrow to fund the pending acquisition of a minority position in Midwest Airlines.  Northwest’s 2006 year-end unrestricted cash was $2.1 billion.

Dave Davis, executive vice president and chief financial officer said, “The fact that Northwest delivered full-year pre-tax income of $764 million, and ended the year with $3.0 billion in unrestricted cash despite the highest fuel prices in history, illustrates the earnings power of the Northwest Airlines franchise.”

NORTHWEST HIGHLIGHTS

In discussing the airline’s achievements for the fourth quarter, Steenland noted, “Northwest continues to establish itself as an industry leader with investments in our employees, our fleet and the communities we serve.  All of these initiatives contribute to making Northwest a world-class airline.”

A.           Employee Investments

•                  Northwest accrued $22 million in profit sharing payments to employees for the fourth quarter and nearly $80 million for the full year.

•                  Northwest also accrued $4 million in performance incentive plan payouts during the quarter and $19 million for the full year.

•                  Northwest will pay out $14 million as part of its fourth quarter holiday reliability plan, of which $12 million was accrued in the fourth quarter.  Northwest had previously paid out $12 million as part of the summer reliability initiative.

•                  Northwest made $127 million in employee pension and retirement plan payments in 2007.

B.             Operational Excellence

•                  In November, Northwest announced its “20 Point Holiday Travel Reliability Plan” as part of the airline’s commitment to provide the best possible service to our customers.  For example, during the peak five day Thanksgiving travel period, the plan helped Northwest achieve three 100 percent completion factor days with only three flight cancellations.

C.             New Routes

•                  Northwest and its joint venture partner KLM Royal Dutch Airlines will inaugurate six new routes to Europe in the spring of 2008:

•                  Portland, Ore. - Amsterdam beginning March 29

•                  Minneapolis/St. Paul - London Heathrow beginning March 29

•                  Dallas/Fort Worth - Amsterdam beginning March 30

•                  Minneapolis/St. Paul - Paris beginning April 8

•                  Detroit - London Heathrow beginning May 1

•                  Seattle - London Heathrow beginning June 1

D.            Anniversary of Northwest/KLM Joint Venture

•                  Northwest and its joint venture partner, KLM Royal Dutch Airlines, celebrated the 10th Anniversary of the joint venture in the fourth quarter – marking a major milestone for one of the most successful partnerships in the history of the airline industry.

E.              Fleet renewal

•                  As part of its $6 billion re-fleeting program, in the fourth quarter, Northwest took delivery of its 32nd A330 aircraft.  Northwest now operates the world’s largest A330 fleet, the youngest international fleet and youngest transatlantic fleet of any U.S. carrier.

•                  Northwest’s regional jet fleet also grew in the fourth quarter with the delivery of six Bombardier CRJ-900s and five Embraer EMB-175s, bringing the airline’s year-end total to 13 CRJ-900s and nine EMB-175s.

•                  In the first quarter 2008, Northwest plans to take delivery of six additional CRJ-900s and eight more EMB-175s.

•                  By the end of 2008, Northwest’s scheduled deliveries will bring its regional jet fleet to 36 EMB-175s and 36 CRJ-900s.

•                  Northwest’s 2008 flying plan includes a reduction of its DC9 fleet over the course of the year, with the largest reduction coming after the peak summer travel months. By the end of 2008, Northwest intends to operate a fleet of 68 DC9 aircraft, including 34 DC9-50s, 12 DC9-40s and 22 DC9-30s.

F.              New Environmental Initiatives

•                  In December 2007, Northwest launched its EarthCares environmental program with a $1 million gift on behalf of the airline’s employees and customers to its founding partner, The Nature Conservancy.

•                  Later this year, Northwest customers will have the option of contributing to wildlife and land conservation projects around Northwest’s hubs in Minneapolis/St. Paul, Detroit, and Memphis as well as China’s First National Park.  Customers will also be able to purchase carbon offset credits when they book their travel online.

•                  Northwest has reduced its own carbon emissions by 25 percent since the year 2000 through its transition to newer, more fuel-efficient aircraft.

FORWARD-LOOKING STATEMENTS

Statements in this news release that are not purely historical facts, including statements regarding our beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the ability of the company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the U.S. and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about Severe Acute Respiratory Syndrome (SARS) and other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations and inflation. Additional information with respect to the factors and events that could cause differences between forward-looking statements and future actual results is contained in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 1,000 cities in excess of 160 countries on six continents.

###

For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions except per share amounts)

	Successor (a)	Predecessor
	Three Months	Three Months
	Ended	Ended	%
	December 31,	December 31,	Incr
	2007	2006	(Decr)
OPERATING REVENUES
Passenger	$2,222	$2,202	0.9
Regional carrier revenues	370	306	20.9
Cargo	241	242	(0.4)
Other	263	230	14.3
Total operating revenues	3,096	2,980	3.9

OPERATING EXPENSES
Aircraft fuel and taxes (b)	937	808	16.0
Salaries, wages and benefits	676	610	10.8
Aircraft maintenance materials and repairs	234	254	(7.9)
Selling and marketing	186	176	5.7
Other rentals and landing fees	116	126	(7.9)
Depreciation and amortization	128	129	(0.8)
Aircraft rentals	94	52	80.8
Regional carrier expenses	193	318	(39.3)
Other unusual items (c)	—	23	(100.0)
Other	445	390	14.1
Total operating expenses	3,009	2,886	4.3

OPERATING INCOME (LOSS)	87	94	(7.4)
Operating margin	2.8%	3.2%	(0.4	) pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(126)	(142)	(11.3)
Investment income	36	36	0.0
Foreign currency gain (loss)	(4)	(3)	33.3
Other unusual items (d)	(14)	—	n/m
Other	7	8	(12.5)
Total other income (expense)	(101)	(101)	0.0

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(14)	(7)

Reorganization items, net (e)	—	(295)

INCOME (LOSS) BEFORE INCOME TAXES	(14)	(302)

Income tax expense (benefit)	(6)	(35)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(8)	$(267)

Earnings (Loss) per common share: (f)
Basic	$(0.03)	$(3.06)
Diluted	$(0.03)	$(3.06)

Average shares used in computation:
Basic	262	87
Diluted	262	87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions except per share amounts)

	Successor	Predecessor	Combined (a)	Predecessor
	Period From	Period From	Twelve Months	Twelve Months
	June 1 to	January 1 to	Ended	Ended	%
	December 31,	May 31,	December 31,	December 31,	Incr
	2007	2007	2007	2006	(Decr)
OPERATING REVENUES
Passenger	$5,660	$3,768	$9,428	$9,230	2.1
Regional carrier revenues	884	521	1,405	1,399	0.4
Cargo	522	318	840	946	(11.2)
Other	538	317	855	993	(13.9)
Total operating revenues	7,604	4,924	12,528	12,568	(0.3)

OPERATING EXPENSES
Aircraft fuel and taxes (b)	2,089	1,289	3,378	3,386	(0.2)
Salaries, wages and benefits	1,541	1,027	2,568	2,639	(2.7)
Aircraft maintenance materials and repairs	508	303	811	796	1.9
Selling and marketing	436	315	751	759	(1.1)
Other rentals and landing fees	304	235	539	562	(4.1)
Depreciation and amortization	289	206	495	519	(4.6)
Aircraft rentals	218	160	378	226	67.3
Regional carrier expenses	434	342	776	1,406	(44.8)
Other unusual items (c)	—	—	—	23	(100.0)
Other	1,044	684	1,728	1,512	14.3
Total operating expenses	6,863	4,561	11,424	11,828	(3.4)

OPERATING INCOME (LOSS)	741	363	1,104	740	49.2
Operating margin	9.7%	7.4%	8.8%	5.9%	2.9	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(273)	(219)	(492)	(555)	(11.4)
Investment income	105	56	161	109	47.7
Foreign currency gain (loss)	(5)	—	(5)	(7)	(28.6)
Other unusual items (d)	(14)	—	(14)	—	n/m
Other	12	(2)	10	14	(28.6)
Total other income (expense)	(175)	(165)	(340)	(439)	(22.6)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	566	198	764	301

Reorganization items, net (e)	—	1,551	1,551	(3,165)

INCOME (LOSS) BEFORE INCOME TAXES	566	1,749	2,315	(2,864)

Income tax expense (benefit)	224	(2)	222	(29)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$342	$1,751	$2,093	$(2,835)

Earnings (Loss) per common share: (f)
Basic	$1.30	$20.03		$(32.48)
Diluted	$1.30	$14.28		$(32.48)

Average shares used in computation:
Basic	262	87		87
Diluted	262	113		87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

CONSOLIDATED NOTES

(Unaudited)

(a)   Northwest Airlines Corporation (“NWA Corp.” or the “Company”) is a holding company whose operating subsidiary is Northwest Airlines, Inc. (“Northwest”). In September 2005, NWA Corp. and Northwest, along with certain direct and indirect subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Southern District of New York. On May 31, 2007, the Company emerged from Chapter 11.

In connection with its emergence from Chapter 11, the Company adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”). References to “Successor” refer to NWA Corp. on or after June 1, 2007, after giving effect to the application of fresh-start reporting. References to “Predecessor” refer to NWA Corp. prior to June 1, 2007. Thus, the consolidated financial statements prior to June 1, 2007 reflect results based upon the historical cost basis of the Company while the post-emergence consolidated financial statements reflect the new basis of accounting incorporating the fair value adjustments made in recording the effects of fresh-start reporting. Therefore, the post-emergence periods are not comparable to the pre-emergence periods. However, for discussions on the results of operations, the Company has compared the Successor Company’s results for the three months ended December 31, 2007 to the Predecessor Company’s results for the three months ended December 31, 2006, as well as combined the results for the five months ended May 31, 2007 and the seven months ended December 31, 2007 to compare with the Predecessor Company’s results for the twelve months ended December 31, 2006.

In addition to the fair value adjustments required for fresh-start reporting, the Company changed its presentation of certain regional carrier related revenue and expense items, acquired Mesaba Aviation, Inc. and changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets. See the table of year-over-year variance reconciliations for further details.

(b)   During both the three and twelve months ended December 31, 2007, the Company recorded $20.4 million in mark-to-market gains related to fuel derivative contracts that will settle in future periods. During both the three and twelve months ended December 31, 2006, the Company recorded $2.7 million in mark-to-market losses related to fuel derivative contracts that settled in 2007.

(c)   During the quarter ended December 31, 2006, the Company recorded $23 million in severance charges related to its November 6, 2006 ratified contract agreement with the Aircraft Mechanics Fraternal Association (“AMFA”).

(d)   During the quarter ended December 31, 2007, the Company sold its entire interest in Pinnacle Airlines Corp. common stock for $32.9 million, resulting in a loss of $14.2 million.

(e)   In connection with its bankruptcy proceedings and adoption of fresh-start reporting, the Company recorded largely non-cash reorganization income (expense) and, in accordance with GAAP, these items are separately classified in the Condensed Consolidated Statements of Operations.

(f)    Successor EPS. The Plan contemplated the issuance of approximately 277 million shares of new common stock by the Successor Company (out of the 400 million shares of new common stock authorized under its amended and restated certificate of incorporation). The new common stock was listed on the New York Stock Exchange (“NYSE”) and began trading under the symbol “NWA” on May 31, 2007. The distributions of the Successor Company’s common stock, subject to certain holdbacks as described in the Plan, were generally made as follows:

•   234.4 million shares of common stock were issuable to holders of certain general unsecured claims and holders of guaranty claims;

•   27.8 million shares of common stock were issued in the Rights Offering and Equity Commitment Agreement; and

•   15.2 million shares of common stock are subject to awards under a management equity plan.

In accordance with Statement of Financial Accounting Standards No. 128, Earnings per Share (“SFAS No. 128”), basic and diluted earnings per share were computed by dividing net income by the weighted-average number of shares of common stock outstanding for the applicable reporting period presented. SFAS No. 128 requires that the entire 234.4 million shares to be issued to holders of unsecured and guaranty claims be considered outstanding for purposes of calculating earnings per share as these shares will ultimately be issued to unsecured creditors once the allocation of disputed unsecured claims is completed. The 15.2 million shares subject to awards under the management equity plan were excluded from the computation of diluted earnings per share because the effect of including the shares would have been anti-dilutive.

Predecessor EPS. Predecessor basic earnings per share was computed based on the Predecessor’s final weighted average shares outstanding. Dilutive earnings per share included approximately 25.3 million dilutive securities related to the Company’s Series C Preferred Stock and convertible debt.

NORTHWEST AIRLINES CORPORATION

RECONCILIATION OF YEAR-OVER-YEAR VARIANCES
(Unaudited, in millions)

As a result of the adoption of fresh-start reporting, the Company’s financial statements on or after June 1, 2007 are not comparable with its pre-emergence financial statements because they are, in effect, those of a new entity. In addition to the fair value adjustments required for fresh-start reporting, the Company changed its policies pertaining to the accounting for frequent flyer obligations and breakage of passenger tickets. The effects of fresh-start reporting, the policy changes and the impact of exit-related stock compensation expense on the Company’s Condensed Consolidated Statement of Operations are itemized below in column (A).

On April 24, 2007, Mesaba Aviation, Inc. was acquired by the Company and became a wholly-owned consolidated subsidiary. The impact on the Company’s year-over-year variance as a result of this consolidation is itemized in column (B).

In conjunction with the Amended Airline Services Agreement with Pinnacle Airlines, Inc. and the Stock Purchase and Reorganization Agreement with Mesaba Aviation, Inc., the Company changed its presentation of certain regional carrier related revenue and expense items effective January 1, 2007. This change in presentation had no impact on the Company’s operating income for the three months and twelve months ended December 31, 2007 and is itemized in column (C).

During the quarter ended December 31, 2006, the Company recorded $23 million in severance charges related to its November 6, 2006 ratified contract agreement with the AMFA. See column (D).

Excluding the items listed above, the comparable year-over-year operating performance variances are itemized in column (E). System passenger revenue increased 4.4 percent due primarily to a 5.9 percent improvement on unit revenue. Other revenue increased primarily due to favorable partner and charter revenues.

	Successor	Predecessor			(A)	(B)	(C)	(D)	(E)
	Three Months	Three Months			Increase (Decrease) Due To:
	Ended	Ended	Total		Fresh-Start/	Mesaba	Rgnl			Total
	December 31,	December 31,	Incr		Exit-Related	Net of	Carrier	AMFA		Incr
	2007	2006	(Decr)		Stk Comp. Exp.	Elim	Reclass	Severance	Operations	(Decr)
OPERATING REVENUES
Passenger	$2,222	$2,202	$20		$(30)	$—	$—	$—	$50	$20
Regional carrier revenues	370	306	64		3	—	—	—	61	64
Cargo	241	242	(1)		—	—	—	—	(1)	(1)
Other	263	230	33		23	5	(50)	—	55	33
Total operating revenues	3,096	2,980	116		(4)	5	(50)	—	165	116

OPERATING EXPENSES
Aircraft fuel and taxes	937	808	129		—	4	—	—	125	129
Salaries, wages and benefits	676	610	66		11	32	—	—	23	66
Aircraft maintenance materials
and repairs	234	254	(20)		—	8	—	—	(28)	(20)
Selling and marketing	186	176	10		(4)	—	—	—	14	10
Other rentals and landing fees	116	126	(10)		—	4	—	—	(14)	(10)
Depreciation and amortization	128	129	(1)		(2)	3	—	—	(2)	(1)
Aircraft rentals	94	52	42		—	—	46	—	(4)	42
Regional carrier expenses	193	318	(125)		—	(53)	(96)	—	24	(125)
Other unusual items	—	23	(23)		—	—	—	(23)	—	(23)
Other	445	390	55		—	13	—	—	42	55
Total operating expenses	3,009	2,886	123		5	11	(50)	(23)	180	123

OPERATING INCOME (LOSS)	87	94	(7)		(9)	(6)	—	23	(15)	(7)
Operating margin	2.8%	3.2%	(0.4	) pts.

NORTHWEST AIRLINES CORPORATION

EBITDAR CALCULATION
(Unaudited, in millions)

	Successor	Combined
	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007
Operating income (loss)	$87	$1,104
Depreciation and amortization	128	495
Aircraft rentals	94	378
EBITDAR (1)	309	1,977
EBITDAR margin	10.0%	15.8%

(1)     EBITDAR is defined as operating income excluding depreciation, amortization and aircraft rents. The Company believes that EBITDAR is a useful financial measure when comparing the Company’s financial results to those of the industry.

NORTHWEST AIRLINES CORPORATION

PASSENGER AND REGIONAL CARRIER REVENUES AND STATISTICAL RESULTS

(Unaudited)

	Three Months Ended				Percent		Twelve Months Ended				Percent
	December 31,				Change		December 31,				Change
	2007		2006				2007		2006
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	22,890		23,231		(1.5)		93,328		92,944		0.4
Revenue passenger miles (RPM) (millions)	18,866		18,992		(0.7)		78,320		78,044		0.4
Passenger load factor	82.4%		81.8%		0.6	pts.	83.9%		84.0%		(0.1	) pts.
Revenue passengers (millions)	16.1		16.6		(3.0)		66.4		67.6		(1.8)

Passenger revenue per RPM (yield)	13.74	¢	13.21	¢	4.0		13.83	¢	13.62	¢	1.5
Passenger revenue per RPM (yield) excluding fresh-start	13.88	¢	13.21	¢	5.1		13.95	¢	13.62	¢	2.4

Passenger revenue per ASM (RASM)	11.32	¢	10.80	¢	4.8		11.61	¢	11.44	¢	1.5
Passenger revenue per ASM (RASM) excluding fresh-start	11.44	¢	10.80	¢	5.9		11.71	¢	11.44	¢	2.4

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	20,964		21,505		(2.5)		86,142		85,603		0.6
Revenue passenger miles (RPM) (millions)	17,406		17,735		(1.9)		72,924		72,606		0.4
Passenger load factor	83.0%		82.5%		0.5	pts.	84.7%		84.8%		(0.1	) pts.
Revenue passengers (millions)	12.7		13.6		(6.6)		53.7		54.8		(2.0)

Passenger revenue per RPM (yield)	12.77	¢	12.42	¢	2.8		12.93	¢	12.71	¢	1.7
Passenger revenue per RPM (yield) excluding fresh-start	12.94	¢	12.42	¢	4.2		13.07	¢	12.71	¢	2.8

Passenger revenue per ASM (RASM)	10.60	¢	10.24	¢	3.5		10.94	¢	10.78	¢	1.5
Passenger revenue per ASM (RASM) excluding fresh-start	10.74	¢	10.24	¢	4.9		11.06	¢	10.78	¢	2.6

PASSENGER AND REGIONAL CARRIER REVENUES
(Unaudited)

	Domestic		Pacific		Atlantic		Mainline		Consolidated
As reported:
Fourth Quarter 2007
Passenger revenues (in millions)	$1,373		$520		$329		$2,222		$2,592

Increase (Decrease) from 2006:
Passenger revenues	(2.6)%		3.2%		14.2%		0.9%		3.4%

Scheduled service ASMs (capacity)	(6.3)%		(4.2)%		16.8%		(2.5)%		(1.5)%
Scheduled service RPMs (traffic)	(4.6)%		(3.3)%		11.7%		(1.9)%		(0.7)%
Passenger load factor	1.5	pts.	0.8	pts.	(3.8	) pts.	0.5	pts.	0.6	pts.
Yield	2.0%		6.8%		2.2%		2.8%		4.0%
Passenger RASM	3.9%		7.8%		(2.3)%		3.5%		4.8%

Excluding fresh-start:
Fourth Quarter 2007
Passenger revenues (in millions)	$1,392		$532		$328		$2,252		$2,619

Increase (Decrease) from 2006:
Passenger revenues	(1.3)%		5.6%		13.9%		2.3%		4.4%
Yield	3.4%		9.2%		2.2%		4.2%		5.1%
Passenger RASM	5.3%		10.2%		(2.3)%		4.9%		5.9%

(1)     Consolidated statistics include Northwest Airlink regional carriers.

(2)     Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

NORTHWEST AIRLINES CORPORATION

MAINLINE OPERATING STATISTICAL RESULTS (1)
(Unaudited)

	Three Months Ended December 31,				Percent Change	Twelve Months Ended December 31,				Percent Change
	2007		2006			2007		2006

Total operating ASM (millions)	21,062		21,551		(2.3)	86,310		85,738		0.7

Passenger service operating expense per
total ASM (2) (3)	11.47	¢	10.66	¢	7.6	10.75	¢	10.95	¢	(1.8)
Unusual items per total ASM (4)	—	¢	0.11	¢	n/m	—	¢	0.03	¢	n/m
Mainline fuel expense per total ASM	3.81	¢	3.26	¢	16.9	3.41	¢	3.43	¢	(0.6)

Mainline fuel expense per total ASM excluding
mark-to-market adjustments related to fuel
derivative contracts that settle in future periods	3.88	¢	3.25	¢	19.4	3.43	¢	3.43	¢	0.0

Cargo ton miles (CTM) (millions)	577		566		1.9	2,067		2,269		(8.9)
Cargo revenue per ton mile	41.92	¢	42.77	¢	(2.0)	40.65	¢	41.71	¢	(2.5)

Fuel gallons consumed (millions)	378		397		(4.8)	1,545		1,593		(3.0)
Average fuel cost per gallon, excluding fuel taxes	230.29	¢	193.92	¢	18.8	205.41	¢	202.47	¢	1.5

Average fuel cost per gallon, excluding fuel taxes
and mark-to-market adjustments related to fuel
derivative contracts that settle in future periods	235.10	¢	193.25	¢	21.7	206.59	¢	202.30	¢	2.1

Number of operating aircraft at end of period						356		371		(4.0)
Full-time equivalent employees at end of period						30,306		30,484		(0.6)

(1)   Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(2)   This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(3)   Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2007	2006	2007	2006
Regional carrier expenses	$360	$318	$1,259	$1,406
Freighter operations	194	222	654	804
MLT Inc. - net of intercompany eliminations	31	36	177	193
Other	8	14	56	43

(4)   During the quarter ended December 31, 2006, the Company recorded $23 million in severance charges related to its November 6, 2006 ratified contract agreement with the AMFA.

NORTHWEST AIRLINES CORPORATION

SELECTED BALANCE SHEET DATA
(Unaudited, in millions)

	Successor	Predecessor
	December 31,	December 31,
	2007	2006
Cash and cash equivalents	$2,939	$1,461
Unrestricted short-term investments	95	597
Restricted cash, cash equivalents and short-term investments	725	424
Total assets	24,517	13,215
Total debt and capital leases, including current maturities	7,088	8,899	(1)
Total liabilities	17,140	20,929
Total common stockholders’ equity (deficit)	7,377	(7,991)

(1)   Includes certain debt and capital lease obligations classified as subject to compromise as of December 31, 2006.

FIRST QUARTER 2008 AND 2008 FULL YEAR GUIDANCE

	1Q 2008 Forecast	2008 Forecast
	(year-over-year change)	(year-over-year change)
Scheduled service ASMs (capacity)
Domestic (1)	(4%) - (5%)	(5.5%) - (6.5%)
International	3% - 4%	8% - 9%
Mainline (1)	(1%) - (2%)	(0.5%) - 0.5%
Regional	35% - 40%	50% - 55%
Consolidated (2)	1% - 2%	3% - 4%

Passenger service operating expense per total ASM excluding fuel (1)	3.5% - 4.5%	1% - 2%

	1Q 2008 Forecast	2008 Forecast
Average fuel cost per gallon, excluding fuel taxes (1)	$2.63	$2.57
Fuel gallons consumed (millions)	371	1,533

(1)   Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the DOT.

(2)   Consolidated statistics include Northwest Airlink regional carriers.

ESTIMATED FRESH-START AND EXIT-RELATED STOCK COMPENSATION EXPENSE
(In millions)

Inc (Decr)
1Q 2008
Estimate
OPERATING REVENUES
Passenger and regional carrier revenues	$(30)
Other	23
Total operating revenues	(7)

OPERATING EXPENSES
Salaries, wages and benefits	9
Selling and marketing	—
Depreciation and amortization	(2)
Total operating expenses	7

OPERATING INCOME (LOSS)	$(14)